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EXHIBIT 10.47

OFFICE/SHOWROOM/WAREHOUSE
LEASE AGREEMENT
("Lease")

        This Lease is entered into by and between the Landlord and Tenant named below as of the last date shown on the signature page. This Lease consists of the following: this document and any attached exhibits (including floor plans, legal descriptions, site plans, premises layouts, guarantees or other items) and any amendments or addendums that are now or in the future executed by the parties.

        1.    Definitions and Basic Provisions.    The following definitions and basic provisions shall be used in conjunction with this Lease:

        (a)    "Landlord":    Walnut Hill /DBI Ventures, I, LP, a Texas limited partnership

        (b)    "Tenant":    E F Johnson Company

        (c)    "Full Premises":    1440 Corporate Dr., Irving, TX 75038

        The Full Premises are as described at Exhibit "A." The Full Premises consist of forty thousand (40,000) square feet of net leasable area. In determining net leasable area, all measurements are from underneath the roofline, except interior party walls where measurements are from centerline. Notwithstanding the above-described definition of the Full Premises, Tenant shall occupy portions of the Full Premises in accordance with the schedule listed below, and whatever the then existing area of the Full Premises shall be the "Premises" for purposes under this Lease regardless of the square footage occupied by Tenant in accordance with the take-down schedule below.

        The Premises shall be:

For the period of:	Square Feet
December 17, 2003 to March 31, 2004	8,000
April 1, 2004 to June 30, 2004	12,000
July 1, 2004 to September 30, 2004	18,000
October 1, 2004 to December 31, 2004	25,000
January 1, 2005 to March 31, 2005	31,000
April 1, 2005 to June 30, 2005	35,000
July 1, 2005 to December 31, 2008	40,000
January 1, 2009 to December 31, 2013	40,000

        (d)    "Lease term":    Ten (10) years and sixteen (16) days as follows:

    •
    Commencement date: December 17, 2003

    •
    Expiration date: December 31, 2013

        (e)    "Basic Rental" shall be:

    •
    Six Thousand, Six Hundred, Seventy Dollars ($6,670.00) per month for period December 15, 2003 to March 31, 2004;

    •
    Ten Thousand Dollars ($10,000.00) per month for period April 1, 2004 to June 30, 2004;

    •
    Fifteen Thousand Dollars ($15,000.00) per month for period July 1, 2004 to September 30, 2004;

    •
    Twenty Thousand, Eight Hundred, Forty Dollars ($20,840.00) per month for period October 1, 2004 to December 31, 2004;

    •
    Twenty-Five Thousand, Eight Hundred, Forty Dollars ($25,840.00) per month for period January 1, 2005 to March 31, 2005;

    •
    Twenty-Nine Thousand, One Hundred, Seventy Dollars ($29,170.00) per month for period April 1, 2005 to June 30, 2005;

    •
    Thirty-Three Thousand, Three Hundred, Forty Dollars ($33,340.00) per month for period July 1, 2005 to December 31, 2008;

    •
    Thirty-Three Thousand, Three Hundred, Seventy Dollars ($36,370.00) per month for period January 1, 2009 to December 31, 2013

        (f)    "Security deposit":    Fifty Thousand Dollars ($50,000.00) to be returned to Tenant at earlier of expiration of lease (as per paragraph 3) or closing and funding under the Purchase Option, as per paragraph 1(h).

        (g)    "Permitted use":    Operation of a Land Mobile Radio Company

        (h)    "Purchase Option":    From December 17, 2003 until August 15, 2005, so long as Tenant is not in material default of any provision of this Agreement at time of exercise, Tenant, and/or its parent company, EFJ, Inc, shall have the option to purchase the Premises for Three Million, Four Hundred Thousand Dollars ($3,400,000.00), plus any amounts payable under Section 6 below.

        (i)    Addresses and contact information of the parties:

LANDLORD:
Management Office:	Walnut Hill/DBI Ventures I, LP c/o David Berndt Interests 5605 N. MacArthur Blvd., Suite 210 Irving, TX 75038
TENANT:
E F Johnson 299 Johnson Ave. P.O. Box 1249 Waseca, MN 56093-0514

        2.    Lease Grant.    Landlord, in consideration of: (i) the Basic Rental, (ii) all other sums to be paid by Tenant under this Lease ("Additional Rental") and (iii) the other covenants and agreements to be performed by Tenant; hereby leases, demises and lets to Tenant the Premises (as defined in paragraph 1(c)) on the terms and conditions stated in this Lease commencing on the commencement date (as defined in paragraph 1(d), or as adjusted as provided below) and ending on the expiration date, unless sooner terminated as provided in this Lease. If this Lease is executed before the Premises become vacant, or otherwise available and ready for occupancy, or if any present tenant or occupant of the Premises holds over, and Landlord cannot acquire possession of the Premises prior to the commencement date of this Lease, Landlord shall not be deemed to be in default hereunder, and Tenant agrees to accept possession of the Premises at such time as Landlord is able to tender the same and such date shall be deemed to be the commencement date and this Lease shall continue for the lease term described in paragraph 1(d) above. Landlord waives payment of rent covering any period prior to the rendering of possession of the Premises to Tenant. If Tenant occupies the Premises prior to the commencement date specified in paragraph 1(d), the commencement date shall be altered to coincide with said occupancy and the ending date of the Lease remaining unchanged. Tenant is responsible for obtaining, at its expense, a certificate of occupancy for the Premises. Tenant shall promptly apply for the certificate of occupancy and diligently pursue all necessary approvals required to occupy and use the Premises for the purpose set out in this Lease. By occupying the Premises, Tenant shall be deemed to have acknowledged that the Premises (i) are suitable for Tenant's intended purpose (ii) are in good operating condition and (iii) comply fully with Landlord's obligations under this Lease.

        3.    Rent.    Tenant shall pay Basic Rental to Landlord without demand, deduction or set off, for each month of the entire Lease term. Until further notice, payments are due at the address set out in this Lease document. Tenant shall, contemporaneously with the execution of this Lease, pay Landlord the following: (i) the security deposit set out in paragraph 1(f) above and (ii) an initial one-and-one-half months installment of rent (as defined in paragraph 1(e)). A monthly installment in the amounts defined in paragraphs 1(e) above shall be due and payable on or before the first day of each succeeding calendar month during the Lease term. Rent for any fractional month at the beginning or end of the Lease term shall be prorated. The security deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of any rental or a measure of Landlord's damages in case of default by Tenant. If Tenant fails to timely pay any sums due under this Lease or defaults in its obligations under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrearages of Basic Rental or any damage, injury, expenses or liability to Landlord. Following any such application of the security deposit, Tenant shall immediately pay to Landlord, on demand, the amount so applied in order to restore the security deposit to its original amount. 30 days after termination of this Lease and vacating of the Premises by Tenant, Landlord shall return any remaining balance of the security deposit to Tenant so long as Tenant has full performed its obligations under this Lease and provided Landlord with written notice of its forwarding address. If Landlord transfers its interest in the Premises during the Lease term, Landlord may assign the security deposit to the transferee and thereafter shall have no further liability for the return of such security deposit.

        Time is of the essence as to all required payments by Tenant under any provision of this Lease. If any monthly installment of Basic Rental is not received by the Landlord on or before the 5th day of the month for which said monthly rental installment is due, a service charge of 10% of the delinquent installment shall become due and payable in addition to the monthly installment owed. The date that a check is dated or mailed is not relevant in determining Tenant's liability for a late fee; Landlords accounting records are the determining record of the date of receipt of a rent payment. The service charge is for the purpose of reimbursing Landlord for the extra costs and expenses incurred in connection with the handling and processing of late monthly rental. If the delinquent amount is not paid by the 1st day of the following month, then the delinquent amount (not including the service charge) shall bear interest at the lesser of: (1) 18 per cent per annum, or (2) the maximum lawful contract rate. Such interest shall begin to accrue on the 1st of the month following the delinquency and continue until payment of the delinquent amount is made.

        If any check that is tendered to Landlord by Tenant for any charges due under this Lease is returned to Landlord by Tenants financial institution for any reason (including but not limited to absence of Tenants signature, insufficient funds, stop payment, or closed account) then, in addition to any other liability of Tenant for the amount of the check, Tenant shall be liable to Landlord for a service fee of $50.00 for each returned check. Landlord has no obligation to redeposit any check that is returned for any reason and Tenant shall immediately cure the non-payment that has resulted from the returned check. If Landlord receives 2 or more returned checks during the term of this Lease, then Landlord may require that all future payments from Tenant be made by cashiers check.

        4.    Common Area Maintenance Fee.

        (a)    Intentionally Deleted.

        (b)    Intentionally Deleted.

        (c)    Intentionally Deleted.

        (d)    Intentionally Deleted.

        (e)    Intentionally Deleted.

        5.    Utilities and Services.

        (a)   Utilities include the following: Water, wastewater, storm water, trash removal, gas, and electrical power. Tenant is responsible for paying the cost of all utilities.

        (b)    Intentionally Deleted.

        (c)   Landlord shall have no liability for any impairment of any utility or other services to the Premises resulting from any stoppage, interruption or inadequacy. If there is any such impairment of utility or other services, Landlord shall not be liable for any resulting damages to either person, property or business operations and the impairment shall not: (i) constitute an eviction of Tenant, or (ii) entitle Tenant to any abatement or reduction of Tenant's obligations under this Lease.

        6.    Leasehold Improvements.    Leasehold improvements shall be made at the direction of the Tenant, subject to approval of Landlord not to be unreasonably withheld. The first Six Hundred Thousand Dollars ($600,000.00) of such improvements shall be paid by Landlord, and Basic Rental, per paragraph 1(e) shall not be altered in any manner as a result of such improvements. Any improvements exceeding this Six Hundred Thousand Dollar ($600,000.00) cap shall be the sole responsibility of the Tenant. In the event that Tenant exercises the Purchase Option in paragraph 1(h), the amount that improvements paid for by Landlord exceeds Two Hundred Thousand Dollars ($200,000.00) shall be added to the option price in paragraph 1(h).

        7.    Use.    Tenant shall use the Premises only for the permitted use (as defined in paragraph 1(g)). Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used for any business or purpose other than the permitted use or for any use or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner or extra hazardous on account of fire, nor permit anything to be done which will in any way increase the rate of fire insurance on the Building (as defined in Exhibit "B") or contents. If Tenants occupancy causes any increase in the rate of insurance on the Premises Tenant agrees to pay to Landlord the amount of such increase on demand and such increase shall be Additional Rental. Tenant will conduct its business and control its vendors; subcontractors; agents; employees and invitees in such a manner as not to create any nuisance, nor interfere with, annoy or disturb other tenants (if any), the Landlord or any property owners adjacent to the Project (as defined in Exhibit "B"). Tenant will maintain the Premises in a clean, healthful and safe condition and will comply with all laws, ordinances, orders, rules and regulations (state, federal, municipal and other agencies or bodies having any jurisdiction thereof), or property owners' associations with reference to use, condition or occupancy of Premises. Tenant shall not, without the prior express written consent of the Landlord do any of the following: (i) install or remove: partitions, electrical system components, or any part of the ceiling system (except for replacing damaged ceiling tiles), (ii) alter the plumbing fixtures, (iii) install or modify HVAC components (except for any required repairs), (iv) paint, install lighting or decoration, or install any signs, window or door lettering or advertising media of any type on or about the Premises. Access to the roof of the Premises is strictly limited to maintenance and repair activity by Landlord or qualified repair contractors approved in advance by Landlord. Tenant (including its employees, vendors, subcontractors, agent and invitees) shall make no penetrations of the roof, party walls or exterior walls for any reason without Landlords advance written consent. All alterations to the Premises that are approved by Landlord shall be maintained in good repair and operating condition.

        8.    Repairs and Maintenance.

        (a)    By Landlord:    Except for reasonable wear and tear Landlord shall, at its expense, maintain in good repair and condition only the following portions of the Building: the foundation, and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass, and all doors). Repairs to the roof and replacement of the roof are Landlord expense responsibility, except if such repairs are due to any act, omission, negligence or violation of this Lease by Tenant or its employees, vendors, subcontractors, agent and invitees. Tenant shall give immediate written notice to Landlord of any apparent need for repairs by Landlord of the items that Landlord is obligated to repair under this Lease; Landlord shall promptly perform any such repairs that Landlord in its reasonable judgment determines are necessary. Tenant shall have no claim for abatement of rent or damages (to persons, property or business operations) on account of the failure of or repair to any item that is Landlords obligation under this Lease. Landlord's liability for repairs shall be limited to the direct cost of the repair work.

        (b)    By Tenant:    Tenant shall at its expense and risk continuously maintain all other parts of the Full Premises, the Building and other improvements in the Project in good repair and condition, promptly comply with all laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority or property owners' association having jurisdiction over Tenant or the Project. Landlord shall not be required to make any alterations, improvements or repairs of any kind or nature whatsoever to the Premises or any portion thereof or any other improvements or any personalty within the Premises (except as expressly provided for above) at all times during the term of this Lease, including but not limited to: pest control, repairs (including all necessary replacements) to the plumbing, windows, window glass, plate glass, electrical fixtures (such as lights, plugs, switches, wiring and breaker panels), interior and exterior doors (including hardware and locks), heating, ventilation and air-conditioning equipment, fire protection sprinkler system (if installed), and the interior of the Premises in general (such as walls, carpets, and ceiling tiles). Tenant shall pay before delinquency all charges for gas, water, electricity and any other utility services used in, on or for the Project during the term hereof by Tenant. All warranties and guarantees in effect on any of the items mentioned above will be for Tenant or Landlord's use as applicable. If any item for which Tenant is responsible is inoperable for any reason, Tenant shall promptly repair the item without regard to whether or not the items operation is currently essential to the particular use of the Premises by Tenant. If Tenant fails to properly and promptly maintain the Premises, Landlord may, after 10 days notice, elect to cause repairs or corrections to be made for the account of Tenant and the resulting costs be payable by Tenant to Landlord as Additional Rental on the next rental installment date. No notice is required if Landlord, in its sole judgment, determines that immediate repair action is necessary.

        (c)    Tenant, at Tenant's sole cost and expense, shall during the term of this Lease and any extensions thereof maintain a preventative maintenance service agreement on the HVAC system for the Premises with a HVAC contractor from time to time designated by Landlord.    The service agreement, shall, at a minimum, provide for filter replacement (on a frequency recommended by the contractor, but at least monthly) and inspection of belts and safety controls; bi-annual cleaning of the condenser coils (or more frequently if dictated by local conditions and experience, adjustment and calibration of thermostats and checking of refrigerant operating pressures and temperatures; and annual checking of heating systems and checking, adjusting and lubricating of bearings and drives as required. A copy of the service agreement shall be provided to Landlord.

        9.    Alterations and Improvements.    At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements, equipment, fixtures and property (except as otherwise provided in this Lease) in good repair and condition, reasonable wear and tear excepted, and shall deliver to Landlord all keys and security system codes and accounts to the Premises. Tenant shall pay the cost of any repair necessary to restore the Premises to the condition in which they are to be delivered by Landlord. Tenant will not make or allow to be made any alterations or physical additions in or to the Premises without the prior written consent of Landlord. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises either by Landlord or by Tenant with Landlord's consent shall be Landlord's property on termination of this Lease and shall remain on the Premises without compensation to Tenant; provided however, that if Landlord has specified that such alterations, additions or improvements shall be removed at the end of the lease term, then Tenant shall do so. All furniture, moveable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease if Tenant so elects and shall be so removed if required by Landlord, or if not so removed shall, at the option of the Landlord, become the property of Landlord or Landlord may require removal at Tenant's risk and expense. All such installations, removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the Premises or the foundation, structure, roof, walls, interior partitions, utility lines, plumbing, electrical lines or other utilities.

        10.    Reimbursement of Insurance and Taxes and Assessments.    Tenant shall pay, as Additional Rental, any and all insurance charges incurred by Landlord in relation to the Premises, the Building located thereon, and the Project. Tenant shall make any such payment on or before the later of (i) the date that is thirty (30) days prior to the due date thereof or (ii) thirty (30) days after Landlord provides Tenant with an invoice for such insurance charges. "Real Property Taxes and Assessments" shall mean the taxes and assessments imposed by municipal, county, state and district governmental authorities and any property owners' association(s), against the owner of real property, including, but not limited to, as a result of and relating to the ownership or use of the Premises or any rentals received therefrom. Tenant shall pay, as Additional Rental, any and all Real Property Taxes and Assessments relating to the Premises during the term of this Lease. Tenant shall make any such payment on or before the later of (i) the date that is thirty (30) days prior to the due date thereof or (ii) thirty (30) days after Landlord provides Tenant with an invoice for such Real Property Taxes and Assessments.

        11.    Assignments and Subletting.    Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if the proposed assignee or subtenant is of equal or greater creditworthiness than the Tenant and the use is not incompatible with the Building. Notwithstanding the foregoing, however, Tenant may assign or sublet this Lease, without Landlord's prior written consent, to any corporation or other entity which controls Tenant, which Tenant controls or is direct or directly controlled by or under common control with the Tenant or merges with Tenant.

        12.    Indemnity.    Landlord shall not be liable for and Tenant will indemnify and save harmless Landlord of and from all fines, suits, claims, demands, losses and actions (including attorneys' fees) for any injury, loss or damage to person or property on or about the Premises caused by: (i) the negligence, gross negligence, recklessness, intentional misconduct or breach of this Lease by Tenant; (ii) Tenant's vendors, agents, employees, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant; or (iii) arising out of or related to Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or bodily or personal injury to any person occasioned by: theft; fire; storm; flood; Act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition by governmental body or authority; other tenants of the Premises; or any other matter beyond control of Landlord. Landlord shall not be liable for any injury, damage or inconvenience which may arise from: (i) repair or alteration of any part of the Premises, (ii) failure to make repairs, or (iii) any cause whatever except Landlord's recklessness. To the extent necessary to allow for indemnification of Landlord by Tenant in connection with bodily injury to employees of Tenant, Tenant waives it right to claim that a workers compensation recovery is the sole liability of Tenant to any third party with respect to the injury of an employee arising within the scope of their employment.

        13.    Mortgages.    Tenant accepts the Premises subject to: (i) any deeds of trust, security interests or mortgages which might now or in the future constitute a lien on all or part of the Premises or the Project (ii) all governmental regulations relating to the use of the Premises (including zoning ordinances, building and fire codes, and all laws or regulations that apply to environmental compliance. Tenant shall at any time following execution of this Lease execute any agreements, instruments, releases or other documents (subordination agreements) that may be required by any lender to Landlord for the purpose of subjecting and subordinating this Lease (and any interest of Tenant in the Premises) to the lien of any deed of trust, security interest or mortgage affecting the Premises. Such subordination agreements may, at lenders election, include a provision providing for continuation of this Lease following the lenders exercise of any remedy against Landlord and further providing that lenders liability under this Lease will be limited to times following its taking title or possession of the Premises. Subordination Agreements shall be signed by Tenant and returned to Landlord or any lender within 10 business days after being requested. Tenant hereby appoints Landlord as its agent for purpose of executing, on behalf of Tenant, any such Subordination Agreements. Landlord, at its sole option, may waive the applicability of this paragraph 13 so that this Lease will not be subject and subordinate to any such deed of trust, security interest or mortgage.

        14.    Required Insurance.    Landlord shall maintain insurance policies that insure the improvements on the Project (including the Premises) against loss due to fire and such other hazards as Landlord may determine from time to time. Such insurance may be in amounts and have deductibles that Landlord may from time to time elect. Landlord shall not be obligated to insure any personal property, fixtures, trade equipment, or inventory that may be placed from time to time on the Premises. In addition, Landlord has no obligation to insure any improvements that Tenant may make to the Premises such as initial tenant space finishes (including carpet, drop ceiling, interior partitions, etc.) or subsequent additions or improvements by Tenant (whether or not approved by Landlord).

        Tenant shall, at its sole cost and expense, procure and maintain throughout the term of this Lease a Commercial General Liability insuring both Tenant and Landlord against property damage, bodily injury, personal injury or medical expenses occasioned by or arising out of or in connection with the use or occupancy of the Premises. The policy shall (i) be in an amount not less than $1,000,000.00 combined single limit (ii) be written on an occurrences basis, (iii) contain an endorsement that deletes any contractual liability exclusion, (iv) be evidenced by a certificate of insurance satisfactory to Landlord that obligates the insurer to provide Landlord at least ten (10) days prior to cancellation or non renewal of such insurance.

        Tenant shall at all times maintain workers compensation and employers liability insurance on all its employees. The coverage shall comply with current statutory requirements and contain a waiver of subrogation provision with respect to Landlord and its lenders.

        15.    Right of Entry.    Landlord and its representatives shall have the right to enter into and upon any and all parts of Premises at reasonable hours to (i) inspect, (ii) clean or (iii) make repairs, alterations or additions that Landlord may deem advisable, (iv) show the Premises to prospective insurers, tenants, purchasers or lenders. Such entry shall not entitle Tenant to any abatement or reduction of rent and shall not be deemed to be an actual or constructive eviction. In addition, Landlord may enter the Premises at any time (by having the locks picked if necessary) if necessary in Landlords sole discretion in order to deal with emergency situations or enforce its right of entry to regain possession due to any Tenant default. Landlords right of entry under this paragraph does not imply any duty on the part of Landlord to take any actions whatsoever with regard to the Premises; such obligations, if any, are set out elsewhere in this Lease.

        16.    Condemnation.    During the term of this Lease (including any extension or renewal), if all or part of the Premises or the Project are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain (including private purchase in lieu of condemnation) this Lease shall terminate and the rent shall be abated for the balance of the Lease term, effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim against Landlord for the value of any remaining term of this Lease.

        If a portion but not all of the Premises or Project shall be taken as described above and the partial taking or condemnation renders the Premises reasonably unsuitable for Tenant's business, then Landlord may, in its sole discretion, elect to either (i) terminate this Lease or (ii) at Landlord's sole risk and expense, restore and reconstruct the Premises or Project to the extent necessary to make same reasonably tenantable. If Landlord elects to restore the Premises or Project, this Lease shall continue in full force and effect with the rent payable during the remaining portion of the term being adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim against Landlord for the damage, injury or impaired leasehold value that results from any interrupted portion of this Lease.

        In the event of any total or partial condemnation or taking Tenant shall not be entitled to any part of the award or price paid in lieu thereof, and Landlord shall receive the full amount of such award or price. Tenant hereby expressly waives any right or claim to any part of the condemnation proceeds or payments made in connection with a sale in lieu of condemnation.

        17.    Fires or Other Casualty.    Tenant shall promptly notify Landlord of any damage to the Premises or the Project by reason of vandalism, break in, storm, fire or any other casualty. If the Premises or Project are (i) totally destroyed by fire, tornado, wind storm or other casualty or (ii) so damaged that rebuilding or repairs cannot be completed within ninety (90) days after the date of such damage, either Landlord or Tenant may, at its option, terminate this Lease. Such election must be made within 15 days after the scope of the casualty is determined and termination shall be effective as of the date of the casualty and rent shall abate as of that date. If Landlord's insurance covers the damage, and either (i) rebuilding or repairs can be completed within ninety (90) days after the date of such damage, or (ii) the repairs require longer than 90 days (but both Landlord nor Tenant have waived the right to terminate this Lease), then Landlord shall, within (30) days after the date of such damage, commence to rebuild or repair the Premises or the Project. The restoration shall proceed with reasonable diligence to restore the Premises or Project to substantially the same condition in which it was immediately prior to the casualty, but Landlord shall not be obligated to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenants within the Project or the Premises. Landlord shall allow Tenant a prorated diminution of Basic Rental based on (i) the number of days and (ii) percentage of the leased area are not that are not available for Tenants use.

        If any deed of trust, security agreement or mortgage on the Premises or the Project requires that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance that may be carried by Landlord or Tenant against loss or damage to the Project or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

        18.    Holding Over.    After the expiration of the term of this Lease if Tenant, or any of its successors in interest, continues to occupy any portion of the Premises then a tenancy from month to month will be created. Monthly rent during the holdover period will be 150% of the monthly Basic Rental in effect prior to the end of the Lease term. Nothing in this paragraph or otherwise constitutes an agreement by Landlord to permit any holding over after the end of the term.

        19.    Taxes on Tenant's Property.    Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is primarily liable.

        20.    Events of Default.    The following events shall be deemed to be events of default by Tenant under this Lease:

        (a)   Tenant fails to pay any required installment of Basic Rental or any other charges due under this Lease and such failure shall continue for a period of ten (10) calendar days. Payments are effective only when the check is actually received by Landlord without regard to the date on the check or the date the check was mailed.

        (b)   Tenant fails to comply with any term, provision or covenant of this Lease, other than the payments described in subsection (a) above, and does not cure such failure within ten (10) calendar days after written notice of the noncompliance is sent to Tenant. Cure notices sent under this paragraph 20 (b) are effective on the sooner of the following: (i) the date a notice sent by certified or registered mail is signed for or refused by the addressee or delivery of such notice is not possible because the addressee has moved, (ii) the date that a notice is actually delivered to Tenant at the Premises or posted on the main entry to the Premises.

        (c)   Tenant suffers material financial deterioration as evidenced by any of the following:

    1.
    Tenant makes an assignment for the benefit of creditors.

    2.
    Tenant files a petition under any section or chapter of the National Bankruptcy Act, as amended, or under any similar law or statute of the United States or any state.

    3.
    Tenant is adjudged bankrupt or insolvent in legal proceeding filed against Tenant and such adjudication is not be vacated or set aside within thirty (30) days.

    4.
    A receiver or Trustee is appointed for all or substantially all of the assets of Tenant and such receivership is not terminated within thirty (30) days.

        (d)   Tenant repudiates its obligations under this Lease or deserts, vacates or abandons any substantial portion of the Premises for a period of five (5) or more days.

        (e)   Tenant or any of the principals of Tenant has provided Landlord or any of its agents with false or incomplete information on any application to rent the Premises.

        The following will be deemed to be a default by Landlord and a breach of this Lease: Landlord fails to perform any of Landlords obligations under this Lease within forty-five (45) days after receipt of written notice from Tenant specifying the failure. No such failure, however, will be deemed to exist if Landlord has commenced to cure the default within such period and provided such efforts are prosecuted to completion with reasonable diligence. Delay in curing a default will be excused if due to causes beyond the reasonable control of Landlord. If Landlord remains in default beyond any applicable cure period then Tenant may as its sole and exclusive remedy, terminate this Lease and vacate the Premises. Upon such termination, Tenants obligation for rent (and other charges such as Additional Rental, increases in operating expenses and utility services) shall cease. Tenants remedies described in this paragraph are the sole remedies for any Landlord default or breach of this Lease by Landlord. Tenant waives any other remedies for damages (whether special, general or consequential) or specific performance.

        21.    Remedies.    Upon the occurrence of any event of default by Tenant specified in paragraph 20, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

        (a)   Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession and expel or remove Tenant and any other person who may be occupying all or part of the Premises, by force if necessary, without being liable for prosecution or any claim of damages. Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to rent the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease term.

        (b)   Enter upon and take possession of the Premises and expel or remove Tenant and any other person occupying all or part of the Premises, by force if necessary, without being liable for prosecution or any claim for damages, but without terminating this Lease. If Landlord reenters the Premises and takes possession by changing the locks, Tenant remains liable for all required payments under this Lease. If Landlord takes possession of the Premises by locking Tenant out under the terms of this Lease, Landlord has no obligation to make new keys available other than during the Landlord's normal business hours and Tenant shall have no right to regain the new keys to the Premises or the right of possession unless approved in writing by Landlord on terms acceptable to Landlord in its sole discretion. If Landlord elects, it may lease the Premises to a replacement tenant on such terms as Landlord shall deem advisable and receive all resulting rent. Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such releasing for the remainder of the Lease term. In determining such deficiency, Landlord shall be entitled to charge Tenant with all related costs and damages including but not limited to the following: (i) all costs of reentry, cleaning, repair, restoration or redecoration necessary to prepare the Premises for the releasing, (ii) all brokers commissions due in connection with releasing, (iii) attorneys fees charged in connection with the Tenants default, and (iv) all Basic Rental and other charges due under this Lease. Credit will be given toward Tenant's delinquency to the extent of net cash proceeds of the releasing only to the extent actually received by Landlord for a period of time that is within the term of this Lease.

        (c)   Enter upon the Premises by force if necessary, without being liable for prosecution or any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

        No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless an express written notice of such intention is given to Tenant. Notwithstanding any such re-entry or taking possession and releasing, Landlord may at any time thereafter elect to terminate this Lease for a previous default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies listed in this Lease or any other remedies provided by law. Pursuit of any remedy under this Lease shall not constitute a forfeiture or waiver of any rent due to Landlord or of any damages accruing to Landlord by reason of the violation of any portion of this Lease. Landlord's acceptance of any payment following an event of default shall not be construed as Landlord's waiver of such event of default and shall not constitute a reinstatement of this Lease or of the right to possession unless Landlord specifically states in writing the election to do so. No waiver by Landlord of any violation or breach of this Lease shall constitute a waiver of any other violation or breach of this Lease. Forbearance by Landlord to enforce one or more of its rights under this Lease shall not be deemed or construed to constitute a waiver of any other violation, default or breach of this Lease. If Landlord at any time terminates this Lease or the right to possession for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default including the cost of recovering the Premises and the loss of rental for the remainder of the Lease term.

        22.    Surrender of Premises.    No act or thing done by the Landlord or its agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises or a cancellation of this Lease, and no agreement to accept a surrender of the Premises or cancellation of this Lease shall be valid unless it is in a writing signed by the Landlord and specifically stated to be an acceptance of surrender of the Premises or Lease cancellation.

        23.    Attorney's Fees.    If Landlord elects to utilize an attorney to enforce any of Tenants obligations under this Lease then Tenant agrees in each and any such case to pay to Landlord the reasonable attorneys fees in connection with the matter. Matters for which an attorney may be employed include the following: (i) Collection of any sum owed under this Lease such as Basic Rental; (ii) eviction or removal of Tenant from the Premises; (iii) action to compel Tenant to comply with the terms of this Lease; (iv) actions to perfect and enforce Landlord's Liens.

        24.    Landlord's Lien.    In addition to the statutory Landlord's lien, Landlord shall have, at all times, a valid security interest to secure payment of: (i) all rentals and other sums of money due from Tenant under this Lease, (ii) any damages or loss which Landlord may suffer by reason of the breach by Tenant of this Lease. Landlord's lien shall apply to (i) all equipment, fixture, furniture and improvements of Tenant now or later situated on the Premises (subject to any purchase money security interests for such items), and (ii) all proceeds from such property. In event of default, all property subject to Landlords lien shall not be removed from the Premises without the consent of Landlord until the default is fully cured. In event of default, Landlord may, in addition to any other remedies in this Lease, enter the Premises and take possession of any and all property subject to Landlords lien, without liability for trespass or conversion. After taking possession of such property, Landlord may sell the same at public or private sale, (whether or not the property is present at the sale), after giving Tenant reasonable notice of the time and location of any such sale is to be conducted. Landlord or its agents, vendors or assigns may purchase the property at the sale. Unless otherwise mandated by law, and without excluding any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in paragraph 27 of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees and other expenses), shall be applied as a credit against the Tenants financial obligations under this Lease. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall promptly pay any deficiencies. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to perfect the security interest of Landlord in the aforementioned property under the provisions of the Uniform Commercial Code in force in the State of Texas. Landlord retains its statutory lien in addition to the lien created by this paragraph.

        25.    Mechanic's Liens:    Tenant will not permit any mechanic's lien or liens to be placed on any part of the Premises as a result of any work performed, materials furnished or obligation incurred by or at the request of Tenant. Tenant shall cause any such lien to be removed within twenty (20) days after written notice from Landlord. If Tenant does not timely clear any such lien, Landlord, at its sole option, may pay whatever sums are necessary to discharge the lien. Any amounts so paid (including expenses and interest), shall be immediately due from Tenant to Landlord as Additional Rental. Interest shall accrue on amounts so paid by Landlord until repaid by Tenant at the lesser of the maximum lawful contract rate, or 18% per annum. Landlord has no obligation to inquire into the validity of any lien or the amounts of the underlying obligation that is the basis of the lien.

        26.    Waiver of Subrogation.    Anything in this Lease to the contrary notwithstanding, Tenant waives all rights of recovery, claim, action or cause of action, against Landlord, its agents, officers, and employees, for any loss or damage that may occur to Tenants property, by reason of any other cause which could be insured against under the terms of the insurance policies required to be maintained by Tenant under this Lease. This waiver includes Tenants' insurance carriers right of subrogation and applies regardless of the negligence of either party.

        27.    Notices.    Each provision of this Lease, or of any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, or with reference to the making of any payment by Tenant to Landlord or performance of any obligation under this Lease, shall be deemed to be complied with when and if the following steps are taken:

        (a)   All notices or document required or permitted to be delivered under this Lease shall be sent to the addresses set forth in paragraph 1, or at such other address as Landlord or Tenant may specify from time to time by written notice delivered in accordance with this paragraph;

        (b)   Any notice or document required or permitted to be delivered under this Lease must be sent to the parties at the addresses set out below, or to any new address that either party may from time to time specify in accordance with this paragraph. Such notices and documents shall be deemed to be delivered as of the sooner of the following: (i) If sent by certified or registered mail (return receipt requested), the sooner of the date the letter is signed for by addressee, returned to sender as undeliverable, or the date that delivery is refused by addressee; (ii) the date that notice is actually delivered to Landlords leasing office during normal business hours and signed for by an employee of Landlord, (iii) the date that Landlord either delivers a notice to Tenant at the Premises and an employee of Tenant signs for the notice, or the date that Landlord posts such notice on the main entrance of the Premises.

        28.    Force Majeure.    Whenever a period of time is herein prescribed for action to be taken by Landlord, the Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, Acts of God, Shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

        29.    Severability.    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then the remainder of this Lease shall not be affected. In lieu of the unenforceable provision there will be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable. It is the intent of the parties that the basic business bargain and allocation of risks under this Lease be restored to the state that existed prior to the determination of the unenforceability of the provision.

        30.    Entire Agreement; Amendments; Binding Effect.    This Lease contains the entire agreement between the parties and may not be altered, changed or amended, except by instrument in writing signed by both parties. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord and addressed to Tenant. Custom, practice, or course of dealing between the parties during the term of this Lease shall not be construed to waive or lessen Landlord right to insist on Tenants strict performance of all obligations under this Lease. The terms, provisions, covenants and conditions contained in this Lease shall apply to inure to the benefit of, and be binding upon the parties, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. Nothing in the preceding sentence shall entitle Tenant to make any assignment, sublet or other transfer of this Lease or Tenants right to possess any part of the Premises without full compliance with the terms of the paragraph on Assignment and Subletting.

        31.    Quiet Enjoyment.    Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Basic Rental and Additional Rental, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the term of this Lease, without hindrance from Landlord, subject to the terms and conditions of this Lease.

        32.    Rules and Regulations.    Tenant and Tenant's agents, employees, and invitees will comply fully with all requirements of the rules and regulations of the Premises which are attached as "Exhibit "B", and made a part of this Lease. Landlord may change such rules and regulations or to promulgate other rules and regulations in such reasonable manner as may be deemed advisable for safety, care, good order or cleanliness of the Premises. All changes and amendments to the rules and regulations will be forwarded to Tenant in writing and shall be promptly carried out and observed by Tenant. Tenant shall have no entitlement to compensation or other modification of its obligations under this Lease as a result of any changes in rules and regulations. Tenant shall further be responsible for the compliance with current rules and regulations by the vendors, employees, servants, agents, visitors and invitees of Tenant.

        33.    Broker's or Agent's Commission.    Tenant represents and warrants that it has dealt with no broker other than Landlord's broker, Stream Realty Partners, L.P. There are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, except as related to Landlord's aforementioned broker. Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs arising from such claims, including without limitation attorneys' fees in connection therewith.

        34.    Gender.    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

        35.    Joint and Several Liability.    If there is more than one Tenant, the obligations under this Lease imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, the obligations imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor. Landlord need not first proceed against the Tenant before proceeding against such guarantor. A guarantor shall not be released from its guaranty for any reason whatsoever, including without limitation, any amendment, waiver or failure to give notice.

        36.    Captions.    The captions contained in this Lease are for convenience of reference only, and in no way limit or enlarge the terms and conditions of this Lease.

        37.    No Reservation.    The submission of this document for review and execution by the Tenant does not constitute a reservation of the Premises for Tenant. Landlord is bound by the terms of this Lease only after its signature is entered on this document and a copy of the fully signed agreement is tendered to the possession of Tenant.

        38.    Effect of Sale.    A sale, conveyance or assignment of the Building or the Lease shall not release the new Landlord from any liability, included, but not limited by, the Purchase Option, from and after the effective date of such sale, conveyance or assignment of the covenants, terms and condition of this Lease, express or implied. Landlord express covenants that the Tenant's Purchase Option transfers to any future entity by means of a sale, conveyance or assignment of the Building or Lease.

        39.    Environmental Reports.    On or before March 30, 2004, Landlord' shall at Landlord's sole cost and expense deliver to Tenant a Phase I Site Assessment and, if recommended in accordance with the Phase I Report, a Phase II Site Assessment, which reports will be not more than six (6) months old ("Reports"). The Reports will be prepared by a qualified third party consultant and such reports will meet the guidelines for such reports established by the American Society for Testing and Materials. Landlord represents that it has no knowledge of any toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group or organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") 41 U.S.C. 9601-9657, as amended) or any similar state or local laws relating to any such substances, wastes, pollutants or contaminants (collectively "Hazardous Substances") have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Real Property.

        41.    Current Improvements.    Landlord is the sole owner of significant office build out furniture and IT infrastructure which is current on the Premise ("Current Improvements"). All Current Improvements, including office furniture, will be deeded to the Tenant in the event that Tenant exercises its Option to Purchase. During the term of the lease, Landlord will allow Tenant use of the Current Improvements.

        42.    Additional Terms.    Notwithstanding anything to the contrary, Tenant shall have the option to renew the Lease for two additional five (5) year periods at an increase of $1.00 per square foot in the Premises at the time of the commencement of each of the renewal Term. Tenant agrees to notify Landlord at least six (6) months prior to the end of the current Term of the Lease if it wishes to renew for an additional five (5) year period.

        EXECUTED as of the last date set out below.

LANDLORD: Walnut Hill/DBI Ventures I, L.P.
/s/ DAVID BERNDT
BY:	David Berndt Interests, its general partner
DATE:	December 17, 2003
TENANT: E F Johnson Company
/s/ MICHAEL E. JALBERT
BY:	Michael E. Jalbert, President & CEO
DATE:	December 17, 2003

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  EXHIBIT 10.47